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                                                                     EXHIBIT 5.1

                                          June 19, 2001

Wilson Greatbatch Technologies, Inc.
10,000 Wehrle Drive
Clarence, New York 14031
Ladies and Gentlemen:

    We have acted as counsel to Wilson Greatbatch Technologies, Inc., a Delaware corporation (the "Company"), in connection with the preparation and filing by the Company of a Registration Statement on Form S-1 (the "Registration Statement") under the Securities Act of 1933, as amended, relating to the proposed offering of up to 6,900,000 shares (the "Shares") (including up to 900,000 shares which may be sold by the selling stockholders named therein pursuant to an over-allotment option) of the Company's common stock, par value $.001 per share, 2,000,000 of which Shares are being sold by the Company (the "Primary Shares") and up to 4,900,000 of which Shares are being sold by the selling stockholders named therein (the "Secondary Shares"). The Shares will be issued and sold pursuant to an Underwriting Agreement (the "Underwriting Agreement") to be entered into among Credit Suisse First Boston Corporation, Banc of America Securities LLC, Morgan Stanley Dean Witter Incorporated, U.S. Bancorp Piper Jaffray, the Company and the selling stockholders named therein. Capitalized terms defined in the Underwriting Agreement and used (but not otherwise defined) herein are used herein as so defined.

    In so acting, we have examined originals or copies (certified or otherwise identified to our satisfaction) of the form of the Underwriting Agreement to be filed as an exhibit to the Registration Statement, the form of resolutions (the "Resolutions") proposed to be adopted by the pricing committee (the "Pricing Committee") of the Board of Directors of the Company authorizing the issuance and sale of the Primary Shares pursuant to the Underwriting Agreement and such corporate records, agreements, documents and other instruments, and such certificates or comparable documents of public officials and of officers and representatives of the Company, and have made such inquiries of such officers and representatives, as we have deemed relevant and necessary as a basis for the opinions hereinafter set forth.

    In such examination, we have assumed the genuineness of all signatures, the legal capacity of all natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified, conformed or photostatic copies and the authenticity of the originals of such latter documents. As to all questions of fact material to these opinions that have not been independently established, we have relied upon certificates or comparable documents of officers and representatives of the Company. We have also assumed for purposes hereof that
(i) the Underwriting Agreement will be executed and delivered in substantially the form thereof to be filed as an exhibit to the Registration Statement and
(ii) the Pricing Committee will adopt the Resolutions authorizing the issuance and sale of the Shares pursuant to the Underwriting Agreement in substantially the form reviewed by us.

    Based on the foregoing, and subject to the qualifications stated herein, we are of the opinion that:

    1. The Company is a corporation validly existing and in good standing under the laws of the State of Delaware.

    2. The Primary Shares, when issued and sold in the manner described in the Registration Statement and in accordance with (i) the Resolutions as adopted by the Pricing Committee and (ii) the terms of the Underwriting Agreement, will be duly authorized, validly issued, fully paid and non-assessable.
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Wilson Greatbatch Technologies, Inc.
June 19, 2001
Page 2

    3. The Secondary Shares have been duly authorized, validly issued and are fully paid and non-assessable.

    We hereby consent to the use of this letter as an exhibit to the Registration Statement and to any and all references to our firm in the Prospectus which is a part of the Registration Statement.

                                          Very truly yours,

                                          /S/ WEIL, GOTSHAL & MANGES LLP